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                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
VIALOG Corporation:

  We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP

Boston, Massachusetts
February 28, 1997